FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary W. Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP
REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

• Net income of $14.8 million; EBITDA of $27.7 million, up 12.1% from Q4 2014
• Increased quarterly distribution to $0.3925 per unit, an 18% increase vs Q4 2014
• Completed the acquisition of the 375-mile TexNew Mex pipeline in October
EL PASO, Texas - February 25, 2016 - Western Refining Logistics, LP (NYSE: WNRL), reported fourth quarter 2015 net income attributable to limited partners of $14.8 million, or $0.30 per common limited partner unit, which compares to $18.8 million and $0.40 respectively in the fourth quarter 2014. Fourth quarter 2015 EBITDA was $27.7 million and distributable cash flow was $20.8 million; this compares to $24.7 million and $21.3 million respectively for the fourth quarter 2014.
“WNRL has seen tremendous growth in its second full year of operations,” said WNRL Chief Executive Officer and President Jeff Stevens. “In 2015, we successfully completed the acquisition of Western Refining's (NYSE:WNR) 375-mile TexNew Mex crude oil pipeline and have experienced strong mainline volumes as a result. We've increased throughput on the existing Delaware Basin system and connected additional production to our pipeline systems. Our wholesale business performed well, with growth in fuel volumes and improved margins.”

On February 1, 2016, the board of directors declared a quarterly cash distribution for the fourth quarter 2015 of $0.3925 per unit, or $1.57 per unit on an annualized basis. This distribution represents a 2.6% increase over the third quarter distribution of $0.3825 per unit, and an 18.0% increase over the fourth quarter 2014 distribution.

Stevens continued, “While the energy industry has been impacted by falling and volatile crude oil prices, we continue to be well-positioned to succeed in this market environment. WNRL is a primarily fee-based business with an advantaged asset base, strong sponsor, and quality counterparties. Our organic growth and drop-down opportunities will allow us to continue to grow distributions, while maintaining a strong balance sheet.”
Conference Call Information
On Thursday, February 25, 2016, at 3:00 p.m. ET, WNRL will hold a webcast and conference call to discuss the reported results and provide an update on partnership operations. The call will be webcast and can be accessed at Western Refining Logistics' website, www.wnrl.com. The call can also be heard by dialing (866) 410-4134 or (281) 241-4659, pass code: 4486397. The audio replay will be available two hours after the end of the call through March 10, 2016 by dialing (855) 859-2056 or (404) 537-3406, pass code: 4486397.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 685 miles of pipelines, approximately 8.2 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.
More information about Western Refining Logistics is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash generated from the partnership's operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements reflect WNRL’s current expectation regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things: growth of WNRL’s distributions to its unitholders while maintaining a strong balance sheet; organic growth and asset acquisition opportunities with Western and their ability to allow WNRL to continue to grow while maintaining a strong balance sheet; crude oil pricing environment; and the positioning of WNRL. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized and some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in WNRL’s expectations not being realized, or otherwise materially affect WNRL’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$52,381	$47,329	$203,435	$176,372
Third-party	682	674	2,771	2,718
Sales based:
Affiliate	126,693	174,440	582,888	835,203
Third-party	396,141	528,779	1,810,773	2,487,595
Total revenues	575,897	751,222	2,599,867	3,501,888
Operating costs and expenses:
Cost of products sold:
Affiliate	124,177	210,988	573,264	871,751
Third-party	376,676	472,146	1,734,873	2,373,168
Operating and maintenance expenses	39,472	34,980	154,267	143,702
Selling, general and administrative expenses	6,288	5,286	24,116	22,628
Loss (gain) and impairments on disposal of assets, net	(21)	173	(278)	157
Depreciation and amortization	7,549	5,275	26,912	20,187
Total operating costs and expenses	554,141	728,848	2,513,154	3,431,593
Operating income	21,756	22,374	86,713	70,295
Other income (expense):
Interest income	—	—	—	4
Interest expense and other financing costs	(6,691)	(1,286)	(23,107)	(2,374)
Other, net	15	20	66	130
Net income before income taxes	15,080	21,108	63,672	68,055
Provision for income taxes	307	(120)	(47)	(459)
Net income	15,387	20,988	63,625	67,596
Less net income attributable to General Partner	545	2,169	1,052	14,604
Net income attributable to limited partners	$14,842	$18,819	$62,573	$52,992

Net income per limited partner unit:
Common - basic	$0.30	$0.40	$1.31	$1.16
Common - diluted	0.30	0.40	1.30	1.15
Subordinated - basic and diluted	0.29	0.40	1.30	1.15

Weighted average limited partner units outstanding:
Common - basic	24,314	23,795	24,084	23,059
Common - diluted	24,321	23,861	24,099	23,107
Subordinated - basic and diluted	22,811	22,811	22,811	22,811

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$24,368	$50,870	$95,804	$114,800
Investing activities	(9,664)	(36,458)	(62,489)	(79,066)
Financing activities	(41,471)	(39,226)	(43,008)	(65,440)
Capital expenditures	9,717	36,544	62,995	79,172
Other Data
EBITDA (1)	$27,703	$24,703	$106,662	$70,330
Distributable cash flow (1)	20,774	21,294	78,631	66,127
Balance Sheet Data (at end of period)
Cash and cash equivalents			$44,605	$54,298
Property, plant and equipment, net			321,251	291,650
Total assets			500,951	489,782
Total debt			437,467	267,016
Total liabilities			569,374	410,565
Division equity			—	106,311
Partners' capital			(68,423)	(27,094)
Total liabilities, division equity and partners' capital			500,951	489,782

(1)
We define EBITDA as earnings before interest expense and other financing costs, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less debt interest accruals, income taxes paid, maintenance capital expenditures and distributions declared on our TexNew Mex units.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Distributable Cash Flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder.

We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to EBITDA and Distributable Cash Flow is net income attributable to limited partners. These non-GAAP measures should not be considered as alternatives to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies.
The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the period subsequent to the Offering, the results of operations for the wholesale segment for the period subsequent to the Wholesale Acquisition and the results of the TexNew Mex Pipeline System subsequent to the TexNew Mex Pipeline Acquisition.
The reconciliation of Distributable Cash Flow to EBITDA for the year ended December 31, 2015, includes interest accruals related to the 2023 WNRL Senior Notes and Revolving Credit Facility. Prior to 2015, we calculated Distributable Cash Flows using cash interest paid. The reconciliation also includes cash distributions declared on our TexNew Mex units beginning as of the fourth quarter of 2015 following the TexNew Mex Pipeline Acquisition.
The following table reconciles net income attributable to limited partners to EBITDA and Distributable Cash Flow for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Net income attributable to limited partners	$14,842	$18,819	$62,573	$52,992
Interest expense and other financing costs	6,691	1,286	23,107	2,359
Provision for income taxes	(307)	120	47	459
Depreciation and amortization	6,477	4,478	20,935	14,520
EBITDA	27,703	24,703	106,662	70,330

Change in deferred revenues	1,122	768	3,351	4,190
Interest expense	(6,345)	(1,154)	(21,836)	(1,837)
Income taxes paid	281	—	(456)	(1)
Maintenance capital expenditures	(1,677)	(3,023)	(9,562)	(6,555)
Distributions on TexNew Mex Units	(310)	—	(310)	—
Other	—	—	782	—
Distributable cash flow	$20,774	$21,294	$78,631	$66,127

Logistics

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except key operating statistics)
Revenues:
Fee based revenues:
Affiliate	$43,813	$36,692	$161,536	$137,986
Third-party	682	674	2,771	2,718
Total revenues	44,495	37,366	164,307	140,704
Operating costs and expenses:
Operating and maintenance expenses	20,670	16,904	77,930	68,980
General and administrative expenses	739	590	2,907	2,359
Loss and impairments on disposal of assets, net	22	262	146	262
Depreciation and amortization	6,393	4,238	22,426	16,294
Total operating costs and expenses	27,824	21,994	103,409	87,895
Operating income	$16,671	$15,372	$60,898	$52,809
Key Operating Statistics
Pipeline and gathering (bpd) (1):
Mainline movements:
Permian/Delaware Basin system	52,068	31,447	47,368	24,644
TexNew Mex system	14,566	—	12,302	—
Four Corners system	60,115	44,808	56,079	45,232
Gathering (truck offloading) (bpd):
Permian/Delaware Basin system	21,865	24,050	23,617	24,166
Four Corners system	13,589	12,627	13,438	11,550
Pipeline Gathering and Injection system:
Permian/Delaware Basin system	7,367	1,519	5,861	1,525
Four Corners system	26,360	17,333	24,490	19,943
Tank storage capacity (bbls) (2)	783,879	619,706	669,356	598,057
Terminalling, transportation and storage:
Shipments into and out of storage (bpd) (includes asphalt)	377,698	387,633	391,842	381,371
Terminal storage capacity (bbls) (2)	7,397,408	7,359,066	7,447,391	7,356,348

(1)
Some barrels of crude oil in route to the Gallup refinery and Permian/Delaware Basin are transported on more than one of our mainlines. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline. During the second quarter, we began shipping crude oil from the Four Corners system, through the TexNew Mex Pipeline System, to the Permian/Delaware system. Additional activity resulting from the opening of the TexNew Mex Pipeline System caused us to re-evaluate our method for measuring average Four Corners mainline movements. As such, we have adjusted our 2014 average daily activity on the Four Corners system for consistency with our 2015 method.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except key operating statistics)
Revenues:
Fee based revenues (1):
Affiliate	$8,568	$10,637	$41,899	$38,386
Sales based revenues (1):
Affiliate	126,693	174,440	582,888	835,203
Third party	396,141	528,779	1,810,773	2,487,595
Total revenues	531,402	713,856	2,435,560	3,361,184
Operating costs and expenses:
Cost of products sold:
Affiliate	124,177	210,988	573,264	871,751
Third-party	376,676	472,146	1,734,873	2,373,168
Operating and maintenance expenses	18,802	18,075	76,337	74,722
Selling, general and administrative expenses	2,150	1,193	8,865	9,521
Gain and impairments on disposal of assets, net	(43)	(89)	(424)	(105)
Depreciation and amortization	1,156	1,036	4,486	3,893
Total operating costs and expenses	522,918	703,349	2,397,401	3,332,950
Operating income	$8,484	$10,507	$38,159	$28,234
Key Operating Statistics:
Fuel gallons sold (in thousands)	318,186	297,020	1,237,994	1,147,860
Fuel gallons sold to retail (included in fuel gallons sold, above) (in thousands)	78,780	73,395	314,604	268,148
Fuel margin per gallon (2)	$0.026	$0.024	$0.030	$0.022
Lubricant gallons sold (in thousands)	2,728	2,919	11,697	12,082
Lubricant margin per gallon (3)	$0.77	$0.83	$0.73	$0.86
Crude oil trucking volume (bpd)	39,675	41,369	45,337	36,314
Average crude oil revenue per barrel	$2.35	$2.79	$2.53	$2.90

(1)
All wholesale fee based revenues are generated through fees charged to Western's refining segment for truck transportation and delivery of crude oil. Affiliate and third-party sales based revenues result from sales of refined products to Western and third-party customers at a delivered price that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.